Exhibit 99.1

Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Completes Credit Facility Amendment and Extension

LOS ANGELES (September 16, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP), a unique provider of end-to-end real estate solutions for tech and media tenants, today announced it has amended and extended its existing unsecured revolving credit facility, which was set to mature at year-end 2026 including extension options. The amendment initially increases permitted borrowings to $795 million, compared to $775 million previously, with a year-end 2026 maturity date. Thereafter, the company will have access to $462 million of permitted borrowings maturing year-end 2029 including two six-month extension options.

Both the amendment and extension maintain the current interest rate of SOFR plus 115 to 160 basis points and annual fee of 15 to 30 basis points, while modifying certain covenants including increasing the minimum ratio of adjusted EBITDA to fixed charges from 1.4x to 1.5x, reducing the minimum ratio of unencumbered net operating income to unsecured interest expense from 2.00 to 1.75 until the end of 2026, and adding a minimum liquidity covenant of $125 million of unrestricted cash, cash equivalents and unused credit facility commitments in the event aggregate borrowings under the credit facility exceed $600 million.

Harout Diramerian, Hudson Pacific’s CFO, stated, "We are pleased to have amended and extended our credit facility, giving us nearly $800 million of capacity through year-end 2026, and close to half a billion of capacity through year-end 2029, including extension options. With continued strong participation amongst our core banking group, we have once again enhanced our maturity ladder and secured ample capital to achieve our strategic objectives going forward."

The amendment of the company’s credit facility was led by Wells Fargo Securities, LLC, BofA Securities, Inc., KeyBanc Capital Markets, Inc., and Royal Bank of Canada as joint lead arrangers; Wells Fargo Securities, LLC, and BofA Securities, Inc. as joint book runners; Wells Fargo Bank, National Association as administrative agent; Bank of America, N.A. as syndication agent; Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and KeyBank National Association as documentation agents; and U.S. Bank National Association as a lender. The extension was led by Wells Fargo Securities, LLC, BofA Securities, Inc., KeyBanc Capital Markets, Inc., Royal Bank of Canada, Morgan Stanley Senior Funding, Inc., and Goldman Sachs Bank USA in their previously mentioned roles.

About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.

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Exhibit 99.1

Hudson Pacific Properties, Inc.
Press Release

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the company from time to time with the SEC.

Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

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